Exhibit 99.B(d)(1)(x)

January 31, 2008

Todd Modic

Directed Services, LLC

1475 Dunwoody Drive

West Chester, PA 19380

Dear Mr. Modic:

Pursuant to the Investment Advisory Agreement dated May 1, 2003, as amended, (the “Agreement”) between ING Partners, Inc. (“IPI”) and ING Life Insurance and Annuity Company, succeeded by Directed Services, LLC (“DSL”) pursuant to the Substitution Agreement dated January 1, 2007 between IPI and DSL we hereby notify you of our intention to retain you as Adviser to render investment advisory services to ING Index   ING Index Solution 2015 Portfolio, ING Index Solution 2025 Portfolio, ING Index Solution 2035 Portfolio, ING Index Solution 2045 Portfolio, and ING Index Solution Income Portfolio, five newly established series of IPI (the “Portfolios”), effective March 4, 2008, upon all of the terms and conditions set forth in the Agreement.  Upon your acceptance, the Agreement will be modified to give effect to the foregoing by amending Amended Schedule A and Amended Schedule B of the Agreement.  Amended Schedule A and Amended Schedule B are attached hereto.

Please signify your acceptance to act as Adviser under the Agreement with respect to the aforementioned Portfolios by signing below where indicated.

Very sincerely,

/s/ Kimberly A. Anderson
Kimberly A. Anderson
Senior Vice President
ING Partners, Inc.

ACCEPTED AND AGREED TO:

Directed Services, LLC

By:	/s/ Todd Modic
Todd Modic
Vice President

7337 E. Doubletree Ranch Rd. Scottsdale, AZ 85258-2034	Tel: 480-477-3000 Fax: 480-477-2700 www.ingfunds.com	ING Partners, Inc.

AMENDED SCHEDULE B

ADVISORY FEES

SERIES	ADVISORY FEES
(as a percentage of average daily net assets)

ING American Century Large Company Value Portfolio	0.80%

ING American Century Small-Mid Cap Value Portfolio	1.00%

ING Baron Asset Portfolio	0.95% of the first $2 billion of assets 0.90% of the next $1 billion of assets 0.85% of the next $1 billion of assets 0.80% of assets thereafter

ING Baron Small Cap Growth Portfolio	0.85% of the first $4 billion of assets 0.80% of assets thereafter

ING Columbia Small Cap Value II Portfolio	0.75%

ING Davis Venture Value Portfolio	0.80%

ING Fidelity® VIP Contrafund® Portfolio	0.00% while Series invested in Master 0.58% for Standalone Series

ING Fidelity® VIP Equity-Income Portfolio	0.00% while Series invested in Master 0.48% for Standalone Series

ING Fidelity® VIP Growth Portfolio	0.00% while Series invested in Master 0.58% for Standalone Series

ING Fidelity® VIP Mid Cap Portfolio	0.00% while Series invested in Master 0.58% for Standalone Series

ING Fundamental Research Portfolio	0.60% on the first $2 billion; 0.55% on the next $1 billion; 0.50% on assets over $3 billion

ING Index Solution 2015 Portfolio	0.10%

ING Index Solution 2025 Portfolio	0.10%

ING Index Solution 2035 Portfolio	0.10%

ING Index Solution 2045 Portfolio	0.10%

SERIES	ADVISORY FEES
(as a percentage of average daily net assets)

ING Index Solution Income Portfolio	0.10%

ING JPMorgan International Portfolio	0.80%

ING JPMorgan Mid Cap Value Portfolio	0.75%

ING Legg Mason Partners Aggressive Growth Portfolio	0.70% on the first $500 million; 0.65% on assets over $500 million

ING Legg Mason Partners Large Cap Growth Portfolio	0.64%

ING Lord Abbett U.S. Government Securities Portfolio	0.47% on the first $250 million; 0.45% on assets over $250 million

ING Neuberger Berman Partners Portfolio	0.60%

ING Neuberger Berman Regency Portfolio	0.75%

ING OpCap Balanced Value Portfolio	0.80%

ING Oppenheimer Global Portfolio	0.60% of the first $11 billion of assets 0.58% of the next $4 billion of assets 0.56% of assets thereafter

ING Oppenheimer Strategic Income Portfolio	0.50% on the first $6.5 billion; 0.475% on the next $5 billion; 0.45% on the next $5 billion; 0.43% on assets over $16.5 billion

ING PIMCO Total Return Portfolio	0.50%

ING Pioneer High Yield Portfolio	0.60% on the first $5 billion; 0.50% on the next $2 billion; 0.40% on the next $2 billion; 0.30% on assets over $9 billion

ING Solution 2015 Portfolio	0.10%

ING Solution 2025 Portfolio	0.10%

ING Solution 2035 Portfolio	0.10%

ING Solution 2045 Portfolio	0.10%

SERIES	ADVISORY FEES
(as a percentage of average daily net assets)

ING Solution Growth and Income Portfolio	0.10%

ING Solution Growth Portfolio	0.10%

ING Solution Income Portfolio	0.10%

ING T. Rowe Price Diversified Mid Cap Growth Portfolio	0.64%

ING T. Rowe Price Growth Equity Portfolio	0.60%

ING Templeton Foreign Equity Portfolio	0.80% on the first $500 million; 0.75% on assets over $500 million

ING Thornburg Value Portfolio	0.65%

ING UBS U.S. Large Cap Equity Portfolio	0.70% on the first $500 million; 0.65% on assets over $500 million

ING UBS U.S. Small Cap Growth Portfolio	0.85% of the first $1 billion of assets 0.82% of assets thereafter

ING Van Kampen Comstock Portfolio	0.60%

ING Van Kampen Equity and Income Portfolio	0.55%